Exhibit 99.1

                Investors Title Company Announces Annual Earnings

    CHAPEL HILL, N.C.--(BUSINESS WIRE)--Feb. 10, 2005--Investors Title Company (NASDAQ:ITIC) today announced results for the quarter and year ended
December 31, 2004. For the quarter ended December 31, 2004, net income increased 17% to $2,689,303 from $2,305,202, and diluted earnings per share increased 17% to $1.03 from $.88, all compared with the same quarter in the prior year. Net premiums written decreased 4% to $16,809,190 and total revenues remained virtually flat at $19,239,796.
    For the year ended December 31, 2004, net income decreased 2% to $10,719,166 or $4.09 per diluted share versus net income of $10,965,014 or $4.18 per diluted share in the prior year. Net premiums written decreased 14% to $71,775,157 and total revenues decreased 12% to $79,841,176.
    J. Allen Fine, Chairman and CEO added: "Despite the decline in premiums written, we are pleased with the financial results achieved in 2004. For the year, mortgage lending held up relatively well, even though mortgage refinancing subsided. According to the latest data published by the Mortgage Bankers Association, mortgage refinancing volume declined by half but mortgage lending for purchase transactions actually increased approximately 24% over the previous year. Net income in the quarter was augmented by continued strong growth in our exchange subsidiary, and a decrease in our tax provision due primarily to an increase in tax exempt income and a reduction in our overall effective tax rate."
    Investors Title Company is engaged through its subsidiaries in the business of issuing and underwriting title insurance policies. Title insurance is typically sold when real estate is purchased and upon refinancing of loans secured by real estate. Premiums are written through 29 branch offices and a network of agents located across 24 states and the District of Columbia. The Company also provides services in connection with taxfree exchanges of like-kind property as well as investment management services to individuals, trusts, foundations and businesses.
    Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation
Reform Act of 1995. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from anticipated and historical results. For more details on risks, uncertainties and other factors that could affect expectations, refer to the Company's Annual Report on Form 10-K for the year ended
December 31, 2003, as filed with the Securities and Exchange
Commission.



               Investors Title Company and Subsidiaries
                   Consolidated Statements of Income
                      December 31, 2004 and 2003
                              (Unaudited)

                         For The Three Months    For The Twelve Months
                                Ended                   Ended
                             December 31             December 31
                       ----------------------- -----------------------
                           2004        2003        2004        2003
                       ----------- ----------- ----------- -----------
Revenues:
  Underwriting
   income:
     Premiums
      Written         $16,903,011 $17,600,672 $72,069,796 $84,365,541
    Less-premiums for
     reinsurance ceded     93,821     133,564     294,639     438,229
                       ----------- ----------- ----------- -----------
      Net premiums
       written         16,809,190  17,467,108  71,775,157  83,927,312
  Investment income-
   interest and
   dividends              830,323     670,853   2,752,838   2,691,687
  Net realized gain
   on sales of
   investments             53,989     192,674      93,656     258,718
  Exchange services
   revenue                848,244     371,239   2,801,888   1,245,234
  Other                   698,050     596,672   2,417,637   2,706,920
                       ----------- ----------- ----------- -----------
          Total        19,239,796  19,298,546  79,841,176  90,829,871
                       ----------- ----------- ----------- -----------

Operating Expenses:
     Commissions to
      agents            6,868,738   7,227,935  29,152,645  39,113,544
     Provision for
      claims            1,844,784   1,822,576   7,984,339   9,292,739
     Salaries, employee
      benefits and
      payroll taxes     4,084,329   4,248,118  16,303,351  15,644,097
     Office
      occupancy and
      operations        1,562,878   1,364,840   5,384,398   5,149,386
     Business
      development         575,219     430,329   1,899,315   1,905,609
     Taxes, other
      than payroll
      and income          111,477      70,726     453,354     347,186
     Premium and
      retaliatory
      taxes               326,444     333,410   1,406,083   1,680,952
     Professional fees    395,160     354,584   1,540,066   1,137,648
     Other                 76,464     100,071     215,459     387,696
                       ----------- ----------- ----------- -----------
          Total        15,845,493  15,952,589  64,339,010  74,658,857
                       ----------- ----------- ----------- -----------

Income Before
 Income Taxes           3,394,303   3,345,957  15,502,166  16,171,014
                       ----------- ----------- ----------- -----------

Provision For
 Income Taxes             705,000   1,040,755   4,783,000   5,206,000
                       ----------- ----------- ----------- -----------

Net Income            $ 2,689,303 $ 2,305,202 $10,719,166 $10,965,014
                       =========== =========== =========== ===========

Basic Earnings Per
 Common Share         $      1.08 $      0.92 $      4.29 $      4.38
                       =========== =========== =========== ===========

Weighted Average Shares
 Outstanding - Basic    2,484,883   2,503,689   2,496,711   2,503,659
                       =========== =========== =========== ===========

Diluted Earnings
 Per Common Share     $      1.03 $      0.88 $      4.09 $      4.18
                       =========== =========== =========== ===========

Weighted Average Shares
 Outstanding - Diluted  2,617,022   2,630,855   2,620,916   2,624,473
                       =========== =========== =========== ===========




              Investors Title Company and Subsidiaries
                     Consolidated Balance Sheets
                  As of December 31, 2004 and 2003
                             (Unaudited)

                                         December 31,   December 31,
                                              2004           2003
                                        ------------------------------
Assets
   Cash and cash equivalents           $  4,726,443    $   5,125,356

  Investments in securities:
    Fixed maturities:
      Held-to-maturity, at amortized
       cost                               2,202,635        2,481,353
      Available-for-sale, at fair value  72,471,766       45,100,520
    Equity securities, at fair value      7,240,306       14,556,785
    Short term investments               10,134,321       16,747,964
    Other investments                     1,211,517          955,561
                                        ------------    -------------
        Total investments                93,260,545       79,842,183

  Premiums receivable, net                6,679,994        8,031,803
  Accrued interest and dividends            753,638          667,147
  Prepaid expenses and other assets       1,410,584          934,345
  Property acquired in settlement of
   claims                                   322,517          286,517
  Property, net                           4,592,784        4,099,243
  Deferred income taxes, net              1,440,247        1,485,217
                                        ------------    -------------

Total Assets                           $113,186,752    $ 100,471,811
                                        ============    =============

Liabilities and Stockholders' Equity
Liabilities:
  Reserves for claims                  $ 31,842,000    $  30,031,000
  Accounts payable and accrued
   liabilities                            7,919,651        6,243,906
  Commissions and reinsurance payables      551,662          726,191
  Current income taxes payable              366,168          281,968
                                        ------------    -------------
      Total liabilities                  40,679,481       37,283,065
                                        ------------    -------------

Stockholders' Equity:
  Common stock - no par value (shares authorized
   10,000,000; 2,481,024 and 2,503,923 shares issued and
   outstanding 2004 and 2003, respectively, excluding
   374,720 and 351,821 shares 2004 and 2003,
   respectively, of common stock held
   by the Company's subsidiary)                   1                1
  Retained earnings                      69,272,092       59,756,927
  Accumulated other comprehensive
   income                                 3,235,178        3,431,818
                                        ------------    -------------
      Total stockholders' equity         72,507,271       63,188,746
                                        ------------    -------------

Total Liabilities and Stockholders'
 Equity                                $113,186,752    $ 100,471,811
                                        ============    =============



               Investors Title Company and Subsidiaries
                    Net Premiums Written By State
                      December 31, 2004 and 2003
                             (Unaudited)

                       For the Three Months    For the Twelve Months
                               Ended                    Ended
                            December 31              December 31
                      -----------------------  -----------------------
State                       2004        2003         2004        2003
---------------------------------------------  -----------------------
Alabama              $   350,050 $   272,530  $ 1,361,437 $ 1,286,681
Florida                  291,783     285,455    1,190,399     392,602
Illinois                 205,655     170,983      948,022   1,219,212
Kentucky                 392,093     381,715    1,710,387   1,800,258
Maryland                 343,137     344,094    1,494,686   1,707,678
Michigan               1,107,046     891,415    4,896,239   7,230,906
Minnesota                233,323     561,252    1,063,819   2,186,522
Mississippi              231,529     165,564      990,203   1,092,772
Nebraska                 174,547     170,647      783,398   1,777,174
New York                 794,212     808,829    3,495,587   5,605,642
North Carolina         7,458,691   7,593,504   32,446,835  31,102,294
Pennsylvania             559,103     704,222    2,634,407   5,838,436
South Carolina         1,593,239   2,225,256    6,464,495   7,512,259
Tennessee                620,602     672,280    2,954,957   3,686,677
Virginia               1,857,365   1,796,022    7,038,474   9,101,185
West Virginia            470,672     383,906    1,864,216   2,025,557
Other States             214,001     172,998      726,272     793,455
                      ----------- -----------  ----------- -----------
  Direct Premiums     16,897,048  17,600,672   72,063,833  84,359,310
Reinsurance Assumed        5,963           -        5,963       6,231
Reinsurance Ceded        (93,821)   (133,564)    (294,639)   (438,229)
                      ----------- -----------  ----------- -----------
  Net Premiums
   Written           $16,809,190 $17,467,108  $71,775,157 $83,927,312
                      =========== ===========  =========== ===========




               Investors Title Company and Subsidiaries
               Net Premiums Written By Branch and Agency
                      December 31, 2004 and 2003
                              (Unaudited)

          For The Three Months Ended      For The Twelve Months Ended
                December 31                       December 31
       ------------------------------ --------------------------------
           2004     %     2003     %      2004     %        2003    %
       ------------------------------ --------------------------------
Branch $7,107,292  42 $7,497,052   43 $31,538,621  44  $31,072,768  37

Agency  9,701,898  58  9,970,056   57  40,236,536  56   52,854,544  63
       ------------------------------ --------------------------------

Total $16,809,190 100 $17,467,108 100 $71,775,157 100  $83,927,312 100
       ============================== ================================


    CONTACT: Investors Title Company
             Elizabeth B. Lewter, 919-968-2200